EXHIBIT 99.1

AUDITED COMBINED FINANCIAL STATEMENTS OF THE ACQUIRED ENTITIES AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2015

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders of
MUFG Americas Holdings Corporation:
We have audited the accompanying combined balance sheet of the entities acquired by MUFG Americas Holding Corporation (the “Acquired Entities”) as of December 31, 2015, and the related combined statements of comprehensive income, stockholders' equity, and cash flows for the year ended December 31, 2015. These financial statements are the responsibility of the Acquired Entities' management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Acquired Entities are not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Acquired Entities' internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, such combined financial statements present fairly, in all material respects, the financial position of the acquired entities as of December 31, 2015, and the results of their operations and their cash flows for the year ended December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.
/s/ DELOITTE & TOUCHE LLP
San Francisco, California
July 26, 2016

ENTITIES ACQUIRED BY MUFG AMERICAS HOLDINGS CORPORATION
COMBINED STATEMENT OF COMPREHENSIVE INCOME
For the Year Ended December 31, 2015

(Dollars in millions)
Revenue
Investment banking fees ($12 from affiliates)	$272
Interest income ($23 from affiliates)	199
Other income ($12 from affiliates)	87
Total revenue	558
Expenses
Salaries and benefits ($19 to affiliates)	166
Interest expense ($35 to affiliates)	124
Brokerage and clearing fees ($23 to affiliates)	37
Other ($48 to affiliates)	143
Total expenses	470
Income before income taxes	88
Income tax expense	18
Net Income	70
Other Comprehensive Income, Net of Tax:
Net change in unrealized losses on cash flow hedges and pension adjustments	2
Total other comprehensive income, net of tax	2
Total Comprehensive Income	$72

See accompanying notes to the audited combined financial statements.

ENTITIES ACQUIRED BY MUFG AMERICAS HOLDINGS CORPORATION
COMBINED BALANCE SHEET
As of December 31, 2015

(Dollars in millions)
Assets
Cash and cash equivalents ($235 from affiliates)	$355
Securities borrowed	7,114
Securities purchased under agreements to resell ($5,615 from affiliates)	23,933
Trading account assets ($389 pledged)	2,656
Other assets	2,879
Total assets	$36,937

Liabilities
Borrowings from affiliates	$3,265
Securities loaned ($552 to affiliates)	2,053
Securities sold under agreements to repurchase ($214 to affiliates)	27,052
Trading account liabilities	2,916
Other liabilities	733
Total liabilities	36,019
Commitments and contingencies - see Note 6
Stockholders' Equity
Common equity:
Paid-in Capital	636
Retained earnings	280
Accumulated other comprehensive income	2
Total stockholders' equity	918
Total liabilities and stockholders' equity	$36,937

See accompanying notes to the audited combined financial statements.

ENTITIES ACQUIRED BY MUFG AMERICAS HOLDINGS CORPORATION
COMBINED STATEMENT OF STOCKHOLDERS' EQUITY
For the year ended December 31, 2015

	Stockholders' Equity
(Dollars in millions)	Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders' Equity
Balance December 31, 2014	$434	$210	$—	$644
Net income	—	70	—	70
Other comprehensive income, net of tax	—	—	2	2
Issuance of common stock and other	202	—	—	202
Net change	202	70	2	274
Balance December 31, 2015	$636	$280	$2	$918

See accompanying notes to the audited combined financial statements.

ENTITIES ACQUIRED BY MUFG AMERICAS HOLDINGS CORPORATION
COMBINED STATEMENT OF CASH FLOWS
For the Year Ended December 31, 2015

(Dollars in millions)
Cash Flows from Operating Activities:
Net Income	$70
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation, amortization, and accretion, net	24
Deferred income taxes	42
Net increase in securities purchased under agreements to resell	(143)
Net increase in securities borrowed	(932)
Net increase in trading account assets	(839)
Net decrease in other assets	112
Net increase in securities loaned	946
Net decrease in securities sold under agreements to repurchase	(1,829)
Net increase in trading account liabilities	2,158
Net decrease in other liabilities	(98)
Other, net	(8)
Total adjustments	(567)
Net cash used in operating activities	(497)
Cash Flows from Investing Activities:
Investing activities in other assets, net	34
Net cash provided by investing activities	34
Cash Flows from Financing Activities:
Net increase in borrowings from affiliates	337
Repayment of debt	(66)
Proceeds from issuance of common stock	200
Net cash provided by financing activities	471
Net change in cash and cash equivalents	8
Cash and cash equivalents at beginning of period	$347
Cash and cash equivalents at end of period	$355
Cash Paid During the Period For:
Interest	$119
Income taxes, net	$72

See accompanying notes to the audited combined financial statements.

NOTES TO FINANCIAL STATEMENTS

Note 1—Summary of Significant Accounting Policies and Nature of Operations
Introduction
On June 30, 2016, MUFG Americas Holdings Corporation ("MUAH") entered into a definitive contribution agreement with The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“BTMU”), a Japanese banking entity, and Mitsubishi UFJ Financial Group, Inc. (“MUFG”), a joint stock corporation incorporated under the laws of Japan, in order to fulfill the requirements of the Federal Reserve Board’s Enhanced Prudential Standards rules for foreign banking organizations (“EPS Rules”). Under the EPS Rules, MUFG designated MUAH as its U.S. intermediate holding company (“IHC”) and MUFG and BTMU transferred substantially all interests in their U.S. subsidiaries to the IHC effective July 1, 2016. The entities contributed to MUAH (the “Acquired Entities”) consist of MUFG Securities Americas Inc. (formerly Mitsubishi UFJ Securities (USA), Inc.), MUFG Fund Services (USA) LLC, BTMU Capital Corporation, BTMU Securities, Inc. and MUFG Americas Capital Company.
The Acquired Entities consist primarily of a securities broker-dealer engaged in capital markets origination transactions, private placements, collateralized financing, securities borrow and loan transactions, and domestic and foreign debt and equities securities transactions, and a company engaged in the financing of large equipment and assets through products such as leases, loans and equity instruments.
Basis of Financial Statement Presentation
The combined financial statements include the accounts of the Acquired Entities, their subsidiaries, and their consolidated variable interest entities (VIE). The accounting and reporting policies of the Acquired Entities conform to accounting principles generally accepted in the United States of America (GAAP). The policies that materially affect the determination of financial position, results of operations and cash flows are summarized below.
The Acquired Entities determine whether they have a controlling financial interest in an entity by first evaluating whether the entity is a voting interest entity or a VIE. The primary beneficiary of a VIE is the entity that has the power to direct the activities of the VIE, that most significantly impact the VIEs economic performance and has the obligation to absorb losses or receive benefits from the VIE that could potentially be significant to the VIE. Results of operations from VIEs are included from the dates that the Acquired Entities became the primary beneficiary. All transactions and balances between the Acquired Entities are eliminated.
The Acquired Entities account for equity investments over which they exert significant influence using the equity method of accounting. These investments are included in Other assets.
The preparation of financial statements in conformity with GAAP also requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Although such estimates contemplate current conditions and management's expectations of how they may change in the future, it is reasonably possible that actual results could differ significantly from those estimates. This could materially affect the Acquired Entities' results of operations and financial condition in the near term. Significant estimates made by management in the preparation of the Acquired Entities' financial statements include, but are not limited to, revenue recognition, fair value of financial instruments, hedge accounting, consolidation of VIEs, and income taxes.
Cash and Cash Equivalents
Cash and cash equivalents include cash and short term highly liquid investments which have original maturities of less than 90 days.
Securities Borrowed and Securities Loaned
Securities borrowed and Securities loaned transactions do not qualify for sale accounting and therefore are not recognized on the transferee's balance sheet. Securities borrowed and Securities loaned represent the amount of cash collateral advanced or received, respectively. The Acquired Entities monitor the market value of the borrowed and loaned securities on a daily basis, with additional collateral obtained or refunded as necessary. Accrued interest associated with Securities borrowed and Securities loaned is included in Other assets and Other liabilities, respectively, on the Combined Balance Sheet. Interest associated with Securities borrowed and Securities loaned is recorded as Interest income and Interest expense, respectively, in the Combined Statement of Comprehensive Income.
Securities Purchased under Agreements to Resell and Securities Sold under Agreements to Repurchase
Securities purchased under agreements to resell (“reverse repurchase agreements”) and Securities sold under agreements to repurchase (“repurchase agreements”) do not qualify for sale accounting and therefore are not recognized on the transferee's balance sheet. Transactions involving reverse repurchase agreements and repurchase agreements are accounted for as collateralized financings. These agreements are recorded at the amounts at which the securities were acquired or sold and are carried at amortized cost. The Acquired Entities obtain possession of collateral with a market value equal to or in excess of the principal amount financed under reverse repurchase agreements. Collateral is valued daily, and the Acquired Entities may require counterparties to deposit additional collateral or return collateral pledged, when appropriate. Accrued interest associated with reverse repurchase agreements and repurchase agreements is included in Other assets and Other liabilities, respectively, on the Combined Balance Sheet. Interest associated with reverse repurchase agreements and repurchase agreements is recorded as Interest income and Interest expense, respectively, in the Combined Statement of Comprehensive Income.
The Acquired Entities generally enter into reverse repurchase and repurchase agreements under legally enforceable master repurchase agreements that give the Acquired Entities, in the event of counterparty default, the right to liquidate securities held and offset receivables and payables with the same counterparty. The Acquired Entities net reverse repurchase and repurchase agreements with the same counterparty on the Combined Balance Sheet where they have a legally enforceable master netting agreement and the transactions have the same maturity date.
Trading Account Assets and Liabilities
Trading account assets and liabilities include certain securities and derivatives held for the Acquired Entities' own account for trading purposes and are recorded at fair value. Interest associated with Trading account assets and liabilities is recorded as Interest income or Interest expense in the Combined Statement of Comprehensive Income. Realized gains and losses from the sale of Trading account assets and liabilities and unrealized gains and losses from fair value adjustments of Trading account assets and liabilities are recorded as Other income in the Combined Statement of Comprehensive Income. Accrued interest associated with Trading account assets and liabilities is included in Other assets and Other liabilities, respectively, on the Combined Balance Sheet.
Securities included in Trading account assets and liabilities may be pledged for collateralized transactions and margin deposits at clearing organizations. Pledged securities that can be sold or those that can be re-pledged by the secured counterparty are reported, at fair value, parenthetically on the Combined Balance Sheet.
Lease financing receivables
The Acquired Entities primarily offer two types of leases to customers: 1) direct financing leases where the assets leased are acquired without additional financing from other sources, and 2) leveraged leases where a substantial portion of the financing is provided by debt with no recourse to the Acquired Entities. Direct financing leases and leveraged leases are recorded based on the amount of minimum lease payments receivable, unguaranteed residual value accruing to the benefit of the lessor, unamortized initial direct costs, and are reduced for any unearned income. Leveraged leases are also recorded net of any nonrecourse debt.
Derivative Instruments Used in Hedging Relationships
The Acquired Entities enter into a variety of derivative contracts as a means of managing the Company's interest rate exposure and designate such derivatives under qualifying hedge relationships. All such derivative instruments are recorded at fair value and are included in Other assets or Other liabilities. They offset their derivative assets and liabilities, and the related cash collateral receivables and payables, when a legally enforceable master netting arrangement exists between them and the derivative counterparty.
At hedge inception, the Acquired Entities designate a derivative instrument as a hedge of the variability in the expected future cash flows associated with either an existing recognized asset or liability or a probable forecasted transaction (i.e., cash flow hedge).
Where hedge accounting is applied at hedge inception, the Acquired Entities formally document their risk management objective and strategy for undertaking the hedge, which includes identification of the hedging instrument, the hedged item or transaction, the nature of the risk being hedged, and how the hedge's effectiveness will be assessed prospectively and retrospectively. Both at the inception of the hedge and on an ongoing basis, the hedging instrument must be highly effective in offsetting changes in cash flows of the hedged item in order to qualify for hedge accounting.

For cash flow hedges, only ineffectiveness resulting from over-hedging is recorded in earnings as an adjustment to noninterest expense, with other changes in the fair value of the derivative instrument recognized in other comprehensive income. For cash flow hedges of interest rate risk, the amount in Other comprehensive income is subsequently reclassified to Interest income in the period in which the cash flow from the hedged item is recognized in earnings. If a derivative instrument is no longer determined to be highly effective as a designated hedge, hedge accounting is discontinued and subsequent fair value adjustments of the derivative instrument are recorded in earnings.
Income Taxes
The Acquired Entities file separate legal entity tax returns for federal, foreign and state tax returns. Acquired Entities have been included historically in tax filings with other affiliated MUFG entities ("the Group") for certain states that assess income tax on a unitary or combined basis. The Acquired Entities pay the tax on their share of the Group’s income apportioned to the state, pursuant to a tax sharing agreement.
Management evaluates two components of income tax expense: current and deferred. Current income tax expense approximates taxes to be paid or refunded for the current period and includes income tax expense related to the Acquired Entities' uncertain tax positions. Management determines deferred income taxes using the balance sheet method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and recognizes enacted changes in tax rates and laws in the period in which they occur. Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are recognized subject to management's judgment that realization is more likely than not. A tax position that meets the "more likely than not" recognition threshold is measured to determine the amount of benefit to recognize. The tax position is measured at the largest amount of benefit that is greater than 50% likely of being realized upon settlement. Foreign taxes paid are generally applied as credits to reduce U.S. federal income taxes payable. Interest and penalties are recognized as a component of income tax expense.
Investment Banking Fees
Investment banking fees includes fees earned from debt and equity capital market financing, debt and equity underwriting, and mergers and acquisition advisory services. The Acquired Entities act as an underwriter and earn revenue, which can include management fees, sales concessions, and underwriting fees. Fee revenue relating to underwriting commitments is recognized when all significant items relating to the underwriting cycle have been completed and the amount of the underwriting revenue has been determined. Underwriting revenues are recorded net of related syndication expenses. Private placement revenue and fees from financial advisory assignments are recognized when the services to be performed under the terms of the engagement are substantially complete and the amount of the fees is determinable with collection reasonably assured.

Note 2—Fair Value Measurement and Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., an exit price) in an orderly transaction between willing market participants at the measurement date. The Acquired Entities have an established and documented process for determining fair value for financial assets and liabilities that are measured at fair value on either a recurring or nonrecurring basis. When available, quoted market prices are used to determine fair value. If quoted market prices are not available, fair value is based upon valuation techniques that use, where possible, current market-based or independently sourced parameters, such as yield curves, foreign exchange rates, credit spreads, and implied volatilities. Valuation adjustments may be made to ensure the financial instruments are recorded at fair value.
Fair Value Hierarchy
In determining fair value, the Acquired Entities maximize the use of observable market inputs and minimize the use of unobservable inputs. Observable inputs reflect market-derived or market-based information obtained from independent sources, while unobservable inputs reflect the Acquired Entities' estimate about market data. Based on the observability of the significant inputs used, the Acquired Entities classify fair value measurements in accordance with the three-level hierarchy as defined by GAAP. This hierarchy is based on the quality, observability, and reliability of the information used to determine fair value.
Level 1:    Valuations are based on quoted prices in active markets for identical assets or liabilities. Since the valuations are based on quoted prices that are readily available in an active market, they do not entail a significant degree of judgment.
Level 2:    Valuations are based on quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active and model-based valuations for which all significant assumptions are observable or can be corroborated by observable market data.
Level 3:    Valuations are based on at least one significant unobservable input that is supported by little or no market activity and is significant to the fair value measurement. Values are determined using pricing models and discounted cash flow models that include management judgment and estimation, which may be significant.
In assigning the appropriate levels, the Acquired Entities perform a detailed analysis of the assets and liabilities that are measured at fair value. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. The level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurement in its entirety.

Fair Value Measurements on a Recurring Basis
The following is a summary of the Acquired Entities' financial assets and liabilities that are accounted for at fair value on a recurring basis as of December 31, 2015, by level within the fair value hierarchy:

(Dollars in millions)	Level 1	Level 2	Level 3	Total
Financial assets
Trading account assets:
U.S. Treasury securities	$201	$1,191	$—	$1,392
U.S. Agency securities	—	257	—	257
Asset-backed and other securities	—	140	—	140
Corporate bonds	—	828	—	828
Equities	30	—	—	30
Forward foreign exchange derivative contracts	—	9	—	9
Total trading account assets	231	2,425	—	2,656
Other assets:
Interest rate hedging contracts	—	2	—	2
Asset-backed securities available for sale	—	15	—	15
Total other assets	—	17	—	17
Total financial assets	$231	$2,442	$—	$2,673
Financial liabilities
Trading account liabilities:
Financial instruments sold but not yet purchased:
U.S. Treasury securities	$42	$2,403	$—	$2,445
Other sovereign government obligations	—	17	—	17
Corporate bonds	—	412	—	412
Equities	42	—	—	42
Total trading account liabilities	84	2,832	—	2,916
Other liabilities:
Interest rate hedging contracts	—	2	—	2
Total financial liabilities	$84	$2,834	$—	$2,918
A description of the valuation methodologies used for certain financial assets and liabilities measured at fair value is as follows:
Level 1 items are valued based on quoted prices for identical assets or liabilities. These include exchange-traded equity securities and on-the-run U.S. Treasuries.
Items valued using third party market price quotations or recently executed transactions categorized in Level 2 consist of:

•	Off-the-run U.S. Treasury, U.S. Agency, asset-backed and other securities less actively traded

•	Corporate bonds

•	Forward foreign exchange derivative contracts
Interest rate hedging contracts are traded in over-the-counter markets where quoted market prices are not readily available. The Acquired Entities value these contracts using pricing models that are widely accepted in the financial services industry with inputs that are observable in the market or can be derived from or corroborated by observable market data. These derivatives are categorized in Level 2 of the fair value hierarchy.

Changes in the observability of valuation inputs may result in a reclassification of certain financial assets or liabilities. Reclassifications are reported as transfers in or out of the category at the end of the period in which the reclassifications occur.
Fair Value of Financial Instruments Disclosures
Certain financial instruments that are not carried at fair value on the Combined Balance Sheet are carried at amounts that approximate fair value due to their short-term nature and generally negligible credit risk. These instruments include cash and cash equivalents, cash segregated under federal and other regulations, securities borrowed with short dated maturities, securities purchased under agreements to resell with short dated maturities, deposits with clearing organizations and others, short-term receivables and payables, accrued interest receivables and payables, other assets, short-term borrowings, securities loaned with short dated maturities, securities sold under agreements to resell with short dated maturities, accounts payable, and other liabilities.
The following is a summary of the Acquired Entities’ financial assets and liabilities, which are not carried at fair value. The tables present the carrying values and estimated fair values at December 31, 2015, by level within the fair value hierarchy. The table excludes lease financing, all non-financial instruments such as furniture, equipment and leasehold improvements, tax assets and liabilities, and certain estimated accruals and provisions.

(Dollars in millions)	Carrying Value	Level 1	Level 2	Level 3	Total Estimated Fair Value
Assets
Cash and cash equivalents	$355	$355	$—	$—	$355
Securities borrowed and purchased under agreements to resell	31,047	—	31,047	—	31,047
Other assets	283	22	261	—	283
Total assets	$31,685	$377	$31,308	$—	$31,685
Liabilities
Borrowings from affiliates	$3,265	$—	$3,265	$—	$3,265
Securities loaned and sold under agreements to repurchase	29,105	—	29,105	—	29,105
Other liabilities	259	—	259	—	259
Total liabilities	$32,629	$—	$32,629	$—	$32,629

Note 3—Derivatives

In the normal course of business, the Acquired Entities enter into a variety of derivative financial instrument transactions. These derivative financial instruments typically include forward foreign exchange contracts, futures, equity options, when-issued securities transactions, forward settling trades, and interest rate hedging contracts. The Acquired Entities manage derivative positions by employing a variety of risk mitigation strategies. Each entity manages its own market risk associated with derivative activities.
Counterparty credit risk is inherent in derivative instruments. In order to reduce its exposure to counterparty credit risk, the Acquired Entities utilize credit approvals, limits, monitoring procedures and master netting and credit support annex agreements. Additionally, the Acquired Entities consider counterparty credit quality and the creditworthiness of the Acquired Entities in estimating the fair value of derivative instruments.
The Acquired Entities enter into over-the-counter (OTC) derivatives in the form of forward foreign exchange contracts to economically hedge exposure to Japanese Yen denominated borrowings. The contracts all have maturities within 12 months and the counterparty credit quality with respect to the fair value of the Acquired Entities’ OTC derivative assets was rated investment grade.

Other risk management derivatives include interest rate products used to economically hedge interest rate risk on the Acquired Entities' balance sheet. The Acquired Entities' cash flow hedges are used to hedge interest rate risk on rollover debt. Other risk management derivatives and cash flow hedges are located within Other assets and Other liabilities on the Combined Balance Sheet.

The following table summarizes the notional amounts and fair value amounts of derivative instruments by type of derivative contract on a gross basis as of December 31, 2015:

		Fair Value
(Dollars in millions)	Notional	Assets	Liabilities
Cash flow hedges
Interest rate hedging contracts	$541	$2	$2
Trading
Forward foreign exchange contracts	690	9	—
Other contracts	96	—	—
Total trading account derivatives	786	9	—
Other risk management	1,166	—	—
Total derivative instruments	$2,493	$11	$2

Gains and losses on derivative instruments classified as trading and other risk management are included within Other income on the Combined Statement of Comprehensive Income. The following table summarizes the gains and losses on derivative instruments by type of derivative contract for the year ended December 31, 2015:

(Dollars in millions)	Gains/(Losses)
Trading
Listed options on interest rate futures	$(2)
Listed equity options	48
Forward foreign exchange contracts	(3)
Total trading account derivatives	43
Other risk management	(1)
Total derivative instruments	$42

Cash Flow Hedges
The Acquired Entities use interest rate swaps to hedge the risk of changes in cash flows attributable to changes in the designated benchmark interest rate on rollover funding. To the extent effective, payments received (or paid) under the swap contract offset fluctuations in interest expense on debt caused by changes in the relevant LIBOR index. At December 31, 2015, the weighted average remaining life of the active cash flow hedges was 4.06 years.
For cash flow hedges, the effective portion of the gain or loss on the hedging instruments is reported as a component of other comprehensive income and reclassified into earnings in the same period or periods during which the hedged cash flows are recognized in Interest expense. Gains and losses representing hedge ineffectiveness are recognized in Other expense in the period in which they arise. At December 31, 2015, the Company expects to reclassify approximately $4.0 million of expense from Accumulated Other Comprehensive Income (AOCI) to interest expense during the twelve months ending December 31, 2016. This amount could differ from amounts actually realized due to changes in interest rates, hedge terminations and the addition of other hedges subsequent to December 31, 2015.
The following table presents the amount and location of the net gains and losses recorded in the Acquired Entities' Combined Statement of Comprehensive Income and Combined Statement of Stockholders' Equity for derivatives designated as cash flow hedges for the year ended December 31, 2015:

	Amount of Gain or (Loss) Recognized in OCI on Derivative Instruments (Effective Portion)		Gain or (Loss) Reclassified from Accumulated OCI into Income (Effective Portion)		Gain (Loss) Recognized in Income on Derivative Instruments (Ineffective Portion)
(Dollars in millions)	For the Year Ended December 31, 2015	Location	For the Year Ended December 31, 2015	Location	For the Year Ended December 31, 2015
Derivatives in cash flow hedging relationships
Interest rate contracts	$(3)	Interest expense	$6	Other expense	$—
Total	$(3)		$6		$—

Note 4 — Offsetting of Derivatives and Certain Collateralized Financing Agreements

The Acquired Entities enter into derivative transactions, securities purchased under agreements to resell, securities sold under agreements to repurchase, securities borrowed and securities loaned transactions. The Acquired Entities manage credit exposure from certain transactions by entering into master netting agreements and collateral arrangements with counterparties. The relevant agreements allow for the efficient closeout of transactions, liquidation and set-off of collateral against the net amount owed by the counterparty following a default. In certain cases the Acquired Entities may agree for collateral to be posted to a third party custodian under a tri-party arrangement that enables the Acquired Entities to take control of such collateral in the event of a counterparty default. Default events generally include, among other things, failure to pay, insolvency or bankruptcy of a counterparty.

The following table presents information about the offsetting of these instruments and related collateral amounts as of December 31, 2015:

	December 31, 2015
				Gross Amounts Not Offset in Balance Sheet
(Dollars in millions)	Gross Amounts of Recognized Assets/Liabilities	Gross Amounts Offset in Balance Sheet	Net Amounts Presented in Balance Sheet	Financial Instruments	Net Amount
Financial Assets:
Derivative assets	$11	$—	$11	$10	$1
Securities borrowed	7,114	—	7,114	6,990	124
Securities purchased under agreements to resell	29,383	5,450	23,933	23,933	—
Total financial assets	$36,508	$5,450	$31,058	$30,933	$125
Financial Liabilities:
Derivative liabilities	$2	$—	$2	$—	$2
Securities loaned	2,053	—	2,053	2,053	—
Securities sold under agreements to repurchase	32,502	5,450	27,052	26,271	781
Total financial liabilities	$34,557	$5,450	$29,107	$28,324	$783

The transactions noted above are subject to market settlement conventions which require all counterparties to settle transactions as part of national clearinghouse daily procedures or bilaterally pursuant to an agreement. Transactions that have met the netting criteria included in these agreements are reflected in the above table as offsetting transactions. Tri-party transactions, representing a significant amount of the Acquired Entities' securities purchased under agreements to resell and securities sold under agreements to repurchase, do not meet the netting criteria.

Collateralized Agreements

The following table presents, as of December 31, 2015, the gross obligations for securities sold under agreements to repurchase and securities loaned by remaining contractual maturity and class of collateral pledged.

(Dollars in millions)	Overnight and Continuous	1 to 30 Days	31 to 90 Days		Greater than 90 Days	Total
Securities sold under agreements to repurchase:
U.S. Treasury securities	$8,415	$2,413	$2,048		$—	$12,876
U.S. Agency securities	302	1	—		—	303
Mortgage-backed securities	6,915	6,800	2,286		400	16,401
Corporate bonds	527	466	409		—	1,402
Equities	150	774	178		—	1,102
Other	144	167	107		—	418
Total	$16,453	$10,621	$5,028		$400	$32,502
Securities Loaned:
U.S. Treasury securities	$2	$—	$—		$—	$2
Mortgage-backed securities	—	—	1,026	—	—	1,026
Equities	549	277	199		—	1,025
Total	$551	$277	$1,225		$—	$2,053

The Acquired Entities enter into reverse repurchase agreements, repurchase agreements and securities borrow and loan transactions and receive collateral. In many cases, the Acquired Entities are permitted to sell or repledge these securities held as collateral and use the securities to secure repurchase agreements or enter into securities lending transactions. At December 31, 2015, the fair value of securities received as collateral, prior to netting, was $36.9 billion and the fair value of the portion that has been sold or repledged was $35.6 billion.
At December 31, 2015, the Acquired Entities had commitments to enter into forward-starting resale and repurchase agreements of $1.6 billion and $0.5 billion respectively.

Note 5—Other Assets

The following table provides the balances of Other assets at December 31, 2015:

(Dollars in millions)	December 31, 2015
Lease financing receivables	$1,174
Loans held for investment, net	475
Property and equipment, net	638
Other investments	219
Other receivables	192
Other	181
Total other assets	$2,879

The Acquired Entities offer leases to customers. Substantially all of the leases are direct financing leases as of December 31, 2015. The Acquired Entities have other investments that primarily consist of investments in the energy sector accounted for under the equity method. Some of these investments represent certain financial interests in entities which have been determined to be VIEs. The unconsolidated VIEs had total assets of $2.8 billion as of December 31, 2015.

Note 6 — Commitments and Contingencies

Operating Leases

The Acquired Entities lease office space in New York, New Jersey, California, Massachusetts and Texas. Cost incurred for the year ended December 31, 2015 was $9.9 million.

Securities Financing

The Acquired Entities have two committed facilities to provide collateralized financing to third parties. In one facility, the commitment is up to an aggregate of $1.0 billion. The second facility is shared with an affiliate with an aggregate commitment up to $0.3 billion. At December 31, 2015, the facilities were not drawn down. For the year ended December 31, 2015, commitment fees were nominal.

Litigation

In the normal course of business, the Acquired Entities may be named as defendants in various lawsuits and may be involved in certain investigations and proceedings. It is the opinion of management, after consultation with counsel, that there are no matters pending against the Acquired Entities that could have a material adverse effect on the combined financial statements at December 31, 2015.

Note 7—Income Taxes

The tax effects of temporary differences that give rise to deferred income tax assets and liabilities for the year ended December 31, 2015 are as follows:

(Dollars in millions)	Federal	State and Local	Foreign	Total
Current income tax expense	$(28)	$3	$1	$(24)
Deferred income tax expense	39	3	—	42
Provision for income taxes	$11	$6	$1	$18

The difference between the effective income tax rate and Federal statutory rate is accounted for as follows:

Year Ended December 31, 2015
Federal income tax rate	35%
Net tax effects of:
Nondeductible expenses	2
State and local income taxes, net of federal income tax benefit	3
Interest and penalties	(1)
Change in enacted state tax rates	3
Other	(2)
Tax credits	(20)
Effective tax rate	20%

The tax effects of temporary differences that give rise to deferred income tax assets and liabilities as of December 31, 2015 were as follows:

(Dollars in millions)	As of December 31, 2015
Deferred tax assets:
Bonuses and deferred compensation	$32
Accrued and deferred rent	1
Accrued interest	1
Allowance for credit losses	3
Tax loss carryforward	13
Other	2
Total deferred tax assets	52
Deferred tax liabilities:
Fixed assets	6
Leasing transactions	59
Unrealized net gains on securities available for sale	1
Total deferred tax liabilities	66
Net deferred tax liabilities	$(14)

There are no valuation allowances for deferred tax assets at December 31, 2015 and the allowance was unchanged from December 31, 2014.

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

(Dollars in millions)	For the Year Ended December 31, 2015
Balance at January 1, 2015	$3
Decreases related to prior year tax positions	(1)
Settlements of prior year tax positions	(1)
Balance at December 31, 2015	$1

The Acquired Entities are either open to, or currently under, examination for tax years 2009 and forward for California, 2011 and forward for New York State, 2012 and forward for New York City and New Jersey, and 2013 and forward for Federal.

Note 8—Transactions with Affiliates

The Acquired Entities have transactions with affiliates which include MUAH, BTMU, MUFG and other subsidiaries which are directly or indirectly owned by MUFG. These transactions reflect market-based pricing and include capital market transactions, facilitating securities transactions, secured financing transactions, advisory services, clearing and operational support.

As of December 31, 2015, assets and liabilities with affiliates consisted of the following:

(Dollars in millions)	December 31, 2015
Assets:
Cash and cash equivalents	$235
Securities borrowed	6
Securities purchased under agreements to resell	5,615
Other assets	61
Liabilities:
Borrowings from affiliates	$3,265
Securities loaned	552
Securities sold under agreements to repurchase	214
Other liabilities	52

Revenue and expenses with affiliates were as follows:

(Dollars in millions)	Year Ended December 31, 2015
Revenue
Investment banking fees	$12
Interest income	23
Other income	12
Total revenue	47
Expenses
Interest expense	35
Brokerage and clearing fees	23
Salaries and benefits	19
Other expense	48
Income tax expense	9
Total expenses	134
Net Revenue and Expenses with Affiliates	$(87)

The Acquired Entities have $1.4 billion in uncommitted, unsecured borrowing facilities and $3.1 billion in uncommitted, secured borrowing facilities with affiliates. The following is a summary of borrowings with affiliates at December 31, 2015:

Maturity Date	Rate Basis	Principal Amount Outstanding(in millions)

January 25, 2016 - March 23, 2016	3-month LIBOR + 0.375%	$150
January 4, 2016 - June 30, 2023	0.53% - 2.44%	1,832
January 22, 2016	6-month LIBOR + 0.482%	200
February 1, 2016 - April 11, 2016	0.083% - 0.101%	697
November 30, 2016	1.34%	37
July 31, 2017	1.38%	51
October 29, 2017	1.18%	3
June 30, 2018	1.41%	25
February 28, 2019	2.14%	50
March 31, 2016	6-month LIBOR + 1.167%	35
March 31, 2016	6-month LIBOR + 1.569%	150
September 30, 2018	6-month LIBOR + 1.385%	35
		$3,265

An affiliate extends guarantees on the Acquired Entities’ liabilities arising out of or in connection with agreements with certain counterparties. At December 31, 2015, the guaranteed balance was $3.0 million. The guarantee fee was nominal.

In September 2015, the Acquired Entities issued an additional 2,000 shares of common stock to an affiliate in exchange for $200.0 million.

In 2010, the Acquired Entities subleased the majority of its previous premises to an affiliate at market rental rates substantially lower than the original contract terms. A reserve was established to the expiration of the original lease term. The unamortized balance of this reserve at December 31, 2015 was $1.1 million.

Benefit Plans

Eligible employees of the Acquired Entities are covered under a defined benefit pension plan, postretirement medical and life insurance benefits, and a 401(k) Savings and Investment Plan sponsored by BTMU and a pension plan sponsored by MUAH. Total contributions to the sponsored plans for the year ended December 31, 2015 were $9.8 million.

Note 9 — Subsequent Events

Management of the Acquired Entities has evaluated subsequent events through July 26, 2016, the date the financial statements were available to be issued. Management did not identify any subsequent events requiring adjustments or disclosures to the financial statements.